UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2006 (March 31, 2006)

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH             03063

(Address of Principal Executive Offices)                            (Zip Code)

Registrant’s telephone number, including area code  (781) 505-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2006, Ezenia! Inc., a Delaware corporation (the “Company”), adopted the Ezenia! Inc. Deferred Compensation Plan (the “Plan”). Pursuant to the terms of the Plan, certain of the Company’s managers and highly compensated officers may elect to defer payment of their base salaries and any amount payable to them under the Company’s cash bonus or incentive compensation plans for a period of at least four years. Subject to various restrictions, participants in the Plan have the right to control the date on which they receive payments of any compensation deferred under the Plan and the manner in which such compensation is paid out.

The Company may at any time, in its sole discretion, adjust, modify or terminate the Plan, in full or in part.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)                                  The Company’s management concluded on April 6, 2006 that the Company’s financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 should be restated to correct certain clerical errors in Note 6 (Income Taxes) to its Consolidated Financial Statements and such footnote should no longer be relied upon. The Company’s management has discussed this conclusion with Brown & Brown, LLP, the Company’s independent registered public accounting firm. Currently, the Company plans to correct these clerical errors in Note 6 by filing an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

SECTION 9                               FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits:

10.1                           Ezenia! Inc. Deferred Compensation Plan, dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated: April 6, 2006	By:	/s/ Khoa D. Nguyen

 Khoa D. Nguyen

 Chief Executive Officer and

Chief Financial Officer